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Exhibit 21.1

Subsidiaries List (as of 12/31/2006)

Name:	Percent Owned by SST:	Jurisdiction of Organization:
SST RG, LLC	SST - 100% sole membership interests	Delaware
SST Japan K.K.	100% owned by SST	Japan
Silicon Storage Technology Limited (UK)	100% owned by SST	England and Wales
SST Communications Corporation	100% owned by SST	Delaware
SST Communications, Ltd.	100% owned by SST Communications Corporation	Cayman Islands
SST Communications Company	100% owned by SST Communications, Ltd.	Taiwan
SST International Limited	100% owned by SST	Cayman Islands
SST International Limited 1	100% owned by SST International Limited	Cayman Islands
SST International Limited 2	100% owned by SST International Limited	Cayman Islands
SST International Limited 3	100% owned by SST International Limited	Cayman Islands
SST Taiwan Ltd.	100% owned by SST International Limited	Cayman Islands
SST Korea Ltd.	Owned by SST International Limited	Korea
SST International Macao Commercial Offshore Company Limited	100% owned by SST International Limited	Macao
SST Hong Kong Limited	Owned by SST International Limited & SST International Limited 1 - 2 shareholders (50%)	Hong Kong
Silicon Storage Technology Taiwan Ltd.	Owned by SST International Limited (96%), SST International Limited 1(1%), SST International Limited 2 (1%), SST International Limited 3 (1%) & SST Taiwan Ltd. (1%)	Taiwan
SST China Holding Ltd.	100% owned by SST International Limited	Cayman Islands
SST China Ltd.	100% owned by SST International Limited	China
Actrans Systems Inc.	100% owned by SST International Limited	Taiwan
Actrans System Incorporation, USA	100% owned by Actrans System Inc.	California
SST Singapore Pte. Ltd.	100% owned by SST International Limited	Singapore
Emosyn International Limited	100% owned by SST International Limited	Cayman Islands

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  Exhibit 21.1
Subsidiaries List (as of 12/31/2006)